Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

      Except as otherwise indicated in the information included in this Exhibit 99.3, or as the context may otherwise require, references to (i) the terms “Company,” “we,” “us,” “Brown Shoe,” and “our” refer to Brown Shoe Company, Inc. and its subsidiaries; (ii) the term “Bennett” refers to Bennett Footwear Holdings, LLC and its subsidiaries; (iii) the term “Acquisition” refers to our acquisition of the units of Bennett Footwear Holdings, LLC and of the stock of Bennett Investment Corporation; and (iv) “Transactions” refers to the Acquisition, the offering of Brown Shoe’s 8.75% Senior Notes due 2012, the application of the proceeds therefrom, additional borrowings under Brown Shoe’s existing senior secured credit facility and the repatriation of cash in connection with Transactions.
      The following unaudited pro forma condensed consolidated financial data for Brown Shoe give effect to the Transactions as if they had occurred on the dates indicated below and after giving effect to the pro forma adjustments. The unaudited pro forma condensed consolidated statement of earnings for the fiscal year ended January 29, 2005 has been derived from Brown Shoe’s audited statement of earnings for Brown Shoe’s fiscal 2004, ending January 29, 2005, and Bennett’s audited statement of income for Bennett’s fiscal 2004, ending December 31, 2004, and gives effect to the consummation of the Transactions, as if they had occurred on February 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of January 29, 2005 has been derived from Brown Shoe’s audited balance sheet as of January 29, 2005 and Bennett’s audited balance sheet as of December 31, 2004, adjusted to give effect to the Transactions as if they occurred on January 29, 2005.
      The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the Transactions reflected therein been consummated on the date indicated or that will be achieved in the future. The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust amounts related to Bennett’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense due to the new debt structure, income taxes due to the repatriation of cash, and the taxation of Bennett’s income as a result of the Transactions, as well as the effects related to such pro forma adjustments.
      The pro forma adjustments and allocation of purchase price are preliminary and are based on our estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Bennett that exist as of the date of the completion of the Transactions. Any final adjustments may materially change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a significant change to the unaudited pro forma condensed consolidated financial data.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
January 29, 2005
(in millions)

					Brown Shoe
					Pro Forma
	Historical	Historical	Pro Forma		Condensed
	Brown Shoe	Bennett	Adjustments		Consolidated

Assets
Current Assets
Cash and cash equivalents	$79.4	$0.9	$(61.6	)(a)	$18.7
Receivables, net of allowances	97.5	29.2	—		126.7
Inventories	421.4	33.4	3.8	(b)	458.6
Deferred income taxes	12.4	—	—		12.4
Prepaid expenses and other current assets	12.1	1.1	—		13.2

Total current assets	622.8	64.6	(57.8)		629.6

Prepaid pension costs	55.9	—	—		55.9
Other assets	31.5	1.1	(0.4	)(c)	32.2
Property and equipment, net	114.4	3.0	—		117.4
Goodwill and intangible assets, net	21.5	9.3	152.3	(d)	183.1

Total assets	$846.1	$78.0	$94.1		$1,018.2

Liabilities and Shareholders’ Equity
Current Liabilities
Current maturities of long-term debt	$92.0	$31.2	$(23.4	)(e)	$99.8
Trade accounts payable	144.0	9.7	—		153.7
Employee compensation and benefits	37.3	2.8	—		40.1
Other accrued expenses	60.8	2.0	—		62.8
Income taxes	7.4	0.1	(0.4	)(f)	7.1

Total current liabilities	341.5	45.8	(23.8)		363.5

Other Liabilities
Long-term debt	50.0	11.5	138.5	(g)	200.0
Deferred rent	34.1	—	—		34.1
Deferred income taxes	2.2	—	10.0	(h)	12.2
Other liabilities	27.0	0.4	—		27.4

Total other liabilities	113.3	11.9	148.5		273.7
Total shareholders’ equity	391.3	20.3	(30.6	)(i)	381.0

Total liabilities and shareholders’ equity	$846.1	$78.0	$94.1		$1,018.2

See accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

(a)	The pro forma adjustment to cash was determined as follows:

Sources of cash:
8.75% senior notes due 2012	$150.0
Additional borrowings under existing revolving credit facility	7.8

$157.8
Uses of cash:
Purchase price of Bennett(1)	$205.0
Estimated fees and expenses associated with the Acquisition, net of fees already paid of $0.5 million	3.2
Payment of tax associated with foreign earnings repatriation	5.0
Estimated fees and expenses(2)	6.2

$219.4

Pro forma adjustment to cash	$(61.6)

(1)	Includes any indebtedness of Bennett repaid by us upon the closing of the Acquisition.

(2)	Includes $5.0 million in fees associated with the notes and $1.2 million in fees associated with a bridge loan commitment.

(b)	Inventories

Estimated write-up of inventory to fair value under purchase accounting	$3.8

(c)	Other assets

Estimated fees and expenses associated with debt issuance	$5.0
Utilization of Brown’s foreign tax credit carryforward in connection with foreign earnings repatriation	(4.5)
Elimination of Bennett deferred financing costs	(0.4)
Reclassification of Brown’s deferred acquisition costs from Other assets to Goodwill and intangible assets	(0.5)

$(0.4)

(d)	Goodwill and intangible assets, net

Goodwill and intangible assets resulting from the Acquisition	$161.6
Elimination of Bennett goodwill and intangible assets	(9.3)

$152.3

Reflects the adjustment to goodwill for the excess of purchase price over the estimated fair value of Bennett net assets acquired after consideration of the pro forma adjustments outlined herein. The Acquisition will be accounted for using the purchase method of accounting, and a preliminary estimation of the purchase price allocation has been made. A final determination of the fair values and useful lives of assets and fair values of liabilities acquired cannot be made prior to the completion of the Acquisition and may differ materially from the preliminary estimates made by management. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities acquired and could result in significant changes to the unaudited pro forma condensed consolidated financial statements.

(e)	Current maturities of long-term debt

Additional borrowings under existing senior secured credit facility	$7.8
Repayment of Bennett current maturities of long-term debt	(31.2)

$(23.4)

(f)	Income taxes

Reduction of accrued taxes related to tax benefit associated with bridge loan commitment fee	$(0.4)

(g)	Long-term debt

8.75% senior notes due 2012	$150.0
Repayment of Bennett long-term debt	(11.5)

$138.5

(h)	Deferred income taxes

Estimated deferred tax liability (non-cash) generated as a result of basis differences of acquired assets and liabilities for book and tax purposes	$10.0
(i)   Total shareholders’ equity

Elimination of Bennett members’ equity resulting from purchase accounting adjustments	$(20.3)
Tax expense associated with foreign earnings repatriation	(9.5)
Expense associated with bridge loan commitment fee, net of tax benefit of $0.4 million	(0.8)

$(30.6)

Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Year Ended January 29, 2005
(in millions)

					Brown Shoe
					Pro Forma
	Historical	Historical	Pro Forma		Condensed
	Brown Shoe	Bennett(a)	Adjustments		Consolidated

Net sales	$1,941.8	$207.7	$(1.1	)(b)	$2,148.4
Cost of goods sold	1,157.4	136.4	2.8	(c)	1,296.6

Gross profit	784.4	71.3	(3.9)		851.8
Selling, administrative and other expenses	720.6	52.4	5.4	(d)	778.4

Operating earnings	63.8	18.9	(9.3)		73.4
Interest expense, net	(7.5)	(2.4)	(13.8	)(e)	(23.7)

Earnings before income taxes	56.3	16.5	(23.1)		49.7
Income tax provision	(13.0)	(0.7)	(6.4	)(f)	(20.1)

Net earnings	$43.3	$15.8	$(29.5)		$29.6

(a)	Certain data reflected in the “Historical Bennett” column have been reclassified to conform to Brown Shoe’s current presentation. Commission and license income of Bennett in the amount of $18.1 million has been reclassified to net sales with no corresponding adjustment to cost of goods sold.
(b)	Net sales
	Reflects the elimination of Bennett net sales of $1.1 million to Brown Shoe.	$(1.1)

(c)	Cost of goods sold

Non-cash cost of goods sold impact of estimated fair value step up of acquired inventory	$3.8
Reflects the elimination of Bennett cost of goods sold of $1.0 million to Brown Shoe	(1.0)

$2.8

(d)	Selling, administrative and other expenses

Estimated amortization of acquired intangible assets	$6.1
Elimination of Bennett’s amortization of intangible assets	(0.7)

$5.4

(e)	Interest expense, net

Estimated interest expense and associated fees and expenses on debt to finance the Acquisition	$(14.7)
Elimination of Bennett’s interest expense, reflecting the repayment of debt upon acquisition	2.4
Reduced interest income on existing cash and cash equivalents	(0.8)
Amortization of debt issuance costs associated with 8.75% senior notes due 2012	(0.7)

$(13.8)

(f)	Income tax provision

Estimated tax expense associated with the repatriation of foreign earnings used to fund a portion of the acquisition	$(9.5)
Adjustment of Bennett’s effective tax rate(1)	(5.4)
Tax effect of other pro forma adjustments	8.5

$(6.4)

(1)	Historically, Bennett has been treated as a partnership for federal income tax purposes and, consequently, federal income tax liabilities flowed through to the members of Bennett. Following the Transactions, Bennett’s income will be subject to taxation as part of the Brown Shoe Company, Inc. consolidated tax returns. The pro forma adjustment reflects the estimated incremental U.S. federal and state income tax provision as if Bennett had been subject to taxation under subchapter C of the Internal Revenue Code for the full fiscal year.